Exhibit 99.1

Bird and Switchback II Announce Closing of Business Combination

Combined Company, Bird Global, Inc., Trades on NYSE as “BRDS”

(Los Angeles, CA & Dallas, TX) – November 5, 2021 – Bird Rides, Inc. (“Bird” or the “Company”), a leader in environmentally friendly electric transportation, today announced that it has completed its business combination with Switchback II Corporation (NYSE: SWBK; “Switchback II”), a publicly traded special purpose acquisition company. In connection with the closing of the business combination, the combined company, Bird Global, Inc. (NYSE: BRDS; “Bird Global”), received approximately $414 million in incremental liquidity through a combination of Switchback II cash in trust, the proceeds of the previously announced private placement, and availability under Bird’s credit facility with Apollo Investment Corporation and MidCap Financial Trust, in each case before payment of fees and expenses related to the business combination. The business combination was approved on November 2, 2021 by Switchback II’s shareholders at the extraordinary general meeting.

Travis VanderZanden, Bird Founder and CEO, said, “Today marks a significant milestone for Bird, all of our team members around the world, and eco-friendly transportation. I founded Bird over four years ago with a mission to provide environmentally friendly transportation for everyone. Since 2017, we have expanded our shared micro-mobility service to more than 350 cities globally and have introduced a fleet of retail and direct to consumer micro-electric vehicles. With the support of Switchback II and proceeds from this transaction, we are well positioned for continued growth and expansion of our mission.”

Jim Mutrie and Scott McNeill, Co-Chief Executive Officers and Directors of Switchback II, said, “We were attracted to Bird for its market leadership position, experienced and innovative leadership team, and compelling business model, along with its identified levers for growth. We are pleased to have witnessed those initial impressions at work through the entirety of the business combination process and as the company continues to execute against and deliver exceptional financial and operational results. We look forward to continuing to support Bird as it furthers its mission and capitalizes on the significant addressable market in which it operates.”

To celebrate the completion of the merger and Bird Global’s public listing on the New York Stock Exchange (the “NYSE”) under the trading symbol, “BRDS,” members of Bird Global’s leadership team will ring the Opening Bell at the NYSE on November 5, 2021. The Opening Bell will ring at 9:30 a.m. ET and interested parties may tune in to a live stream on the NYSE’s website at: https://www.nyse.com/bell.

Advisors

Credit Suisse Securities (USA) LLC acted as exclusive financial and capital markets advisor to Bird. Goldman Sachs & Co. LLC acted as exclusive financial advisor to Switchback II. Latham & Watkins LLP acted as legal advisor to Bird and Vinson & Elkins L.L.P. acted as legal advisor to Switchback II.

About Bird

Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird is rapidly expanding. Today, it provides fleets of shared micro electric vehicles to riders in over 350 cities globally and makes its products available for purchase at www.bird.co and via leading retailers and distribution partners. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there.

About Switchback II

Switchback II was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Switchback II focused its search for a target business in the broad energy transition or sustainability arena targeting industries that require innovative solutions to decarbonize in order to meet critical emission reduction objectives.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” All statements, other than statements of present or historical fact included in this press release are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Bird Global’s periodic filings with the SEC and in the definitive proxy statement/prospectus filed by Bird Global. Bird Global’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Contact

Andrew Tom

investor@bird.co

Media Contact

Terry Preston

BirdPR@icrinc.com